UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 9, 2026
Date of Report (Date of earliest event reported)

TERRA INNOVATUM GLOBAL N.V.
(Exact Name of Registrant as Specified in its Charter)

The Netherlands	001-42901	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Via Matteo Trenta 117, Lucca, Italy	55100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +39 0583 55797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of €0.01 per share	NKLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On October 9, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of Terra Innovatum Global N.V. (the “Company”) dismissed KPMG Accountants N.V. (“KPMG”) as the Company’s independent registered public accounting firm, effective as of October 12, 2026. As described below, the change in independent registered public accounting firm is not the result of any disagreement with KPMG.

KPMG’s audit report on the Company’s financial statements as of and for the fiscal year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2025, the only fiscal year for which KPMG served as the Company’s independent registered public accounting firm, as well as the subsequent interim period through October 12, 2026, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its report on the financial statements for such period, and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting described in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 16, 2026 and August 14, 2026, respectively. The material weaknesses have not been remediated. The Audit Committee discussed the material weaknesses with KPMG, and the Company will authorize KPMG to respond fully to the inquiries of MaloneBailey, LLP (“MaloneBailey”), the Company’s expected successor independent registered public accounting firm, concerning such material weaknesses.

The Company provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that KPMG furnish a letter addressed to the SEC stating whether it agrees with the statements made herein. A copy of KPMG’s letter, dated October 16, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

The Audit Committee has approved the engagement of MaloneBailey as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Company intends to engage MaloneBailey, subject to MaloneBailey’s completion of its standard client acceptance procedures. MaloneBailey previously served as the Company’s independent registered public accounting firm from April 29, 2025 to January 15, 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
16.1	Letter from KPMG Accountants N.V., dated October 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2026

TERRA INNOVATUM GLOBAL N.V.

	By:	/s/ Alessandro Petruzzi
	Name:	Alessandro Petruzzi
	Title:	Chief Executive Officer